SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 10, 2012

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On May 10, 2012, Ministry Partners Investment Company, LLC (the “Company”) held its annual meeting of members, during which it elected Jerrod L. Foresman as a Class II Manager for a three year term ending May 31, 2015 or the annual meeting in 2015, whichever occurs first.  Until his election at the May 10, 2012 annual meeting, Mr. Foresman had not previously served as a manager of the Company.

Mr. Foresman is the President, Chief Compliance Officer and Financial Operations Principal of Bankers and Investors Company, Inc., a registered broker dealer and investment advisor headquartered in Kansas City, Kansas.  Mr. Foresman has served as a financial advisor in Missouri and Kansas since 1989 and has managed and owned financial advisory and marketing firms specializing in working with credit unions and community banks over the course of the last seventeen years.

There are no arrangements or understandings between Mr. Foresman and any other person pursuant to which he was elected to serve as a Class II Manager, and there are no relationships or transactions in which Mr. Foresman has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 10, 2012, the Company held its annual meeting of members.  The primary purpose of the annual meeting was to consider and elect two persons to serve as Class II Managers for a three-year term ending May 31, 2015, or the annual meeting in 2015, whichever occurs first.  The nominations of Randolph P. Shepard and Jerrod L. Foresman to serve as Class II Managers were considered and both nominees were elected.  All nominees for election as Class II Managers received a plurality of votes cast.  The final results are as follows:

Name	Votes For	Votes Withheld
Randolph P. Shepard	122,717	0
Jerrod L. Foresman	122,717	0

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 17, 2012	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer